EXHIBIT 4.1

FIRST NATIONAL COMMUNITY BANCORP, INC.

DUNMORE, PA 18512

9% FIXED RATE

SUBORDINATED NOTE

ISSUED IN DENOMINATIONS OF $100,000 AND

  INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF

ISSUE DATE:	September 1, 2009
DUE DATE:	September 1, 2019
For value received in good and lawful currency of the United States from:
Name:	__________________________________________________________
Address:	__________________________________________________________
__________________________________________________________
Telephone:	______________________________ Fax: _________________
E-mail:	___________________________________________

(hereinafter referred to as “Lender”)

in the amount of $                                                                     (hereinafter referred to as Principal Amount”), First National Community Bancorp, Inc. (hereinafter referred to as “Borrower”) promises to pay to Lender or Lender’s order at the address listed above the Principal Amount with interest fixed at 9% per annum in accordance with the terms and conditions set forth in this promissory note (hereinafter referred to as the “Note”).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT OF ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS NOTE IS NOT GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

THE NOTE IS INELIGIBLE AS COLLATERAL FOR ANY LOAN OR OTHER EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. THIS NOTE IS UNSECURED.

Principal Amount Due. The Principal Amount is due September 1, 2019 and shall be paid in accordance with the terms and conditions set forth herein.

Interest Only for Five Years. Notwithstanding any provision to the contrary in this Note, the Lender is only entitled to, and Borrower is only obligated to pay, interest on the Principal Amount for the five years commencing September 1, 2009 through to, and including, August 31, 2014.

Interest Calculation. The interest is a fixed rate of 9% per annum and the interest due and payable on the Principal Amount shall be calculated on the basis of a 360 day year.

Timing of Payment of Interest. Interest will be payable quarterly commencing December 1, 2009 and first day of every third month thereafter, i.e. March 1, June 1 and September 1, provided that if such day is not a business day or is a holiday on which banking institutions are required to be closed, the interest due shall be paid on the next succeeding business day (hereinafter referred to as “Interest Payment”).

Timing of Repayment of Principal Amount. On September 1, 2015, the Borrower also shall pay to Lender 20% of the Principal Amount and shall pay another 20% each of the Principal Amount on September 1, 2016, September 1, 2017, September 1, 2018 and September 1, 2019 at which time the Note shall mature (each a “Principal Repayment”).

Option to Defer Interest Payment and Principal Repayment. If the Borrower determines that it does not have sufficient funds to make, or is otherwise prohibited by law or regulatory order from making, a required Interest Payment or Principal Repayment, or both, it may elect, in its sole discretion, to defer such payments (each, a “Deferral”). Within five business days of making any determination to elect to exercise this option, the Borrower shall notify the Lender in writing or by electronic mail to the addresses shown herein that it intends to, or has exercised, a Deferral and for which period the Deferral is being made. There shall be no limit as to the number of times or the number consecutive times which the Borrower may exercise this option and Lender shall cause Borrower to suffer no penalty as a result thereof, including a irrevocable waiver to seek any remedy which otherwise might be available at law or in equity.

Option to Make a Pro Rata Partial Payment. Notwithstanding any provision to the contrary in this Note, ifthe Borrower determines that it does not have sufficient funds to make, or is otherwise prohibited by law or regulatory order from making, a required Interest Payment or Principal Repayment, or both, it may elect, in its sole discretion, to make a partial payment of the Interest Payment or Principal Repayment, or both, on a pro rata basis (each, a “Pro Rata Payment”). Within five business days of making any determination to elect to exercise this option, the Borrower shall notify the Lender in writing or by electronic mail to the addresses shown herein that it intends to, or has exercised, a Pro Rata Payment and for which period the Pro Rata Payment is being made. There shall be no limit as to the number of times or the number consecutive times which the Borrower may exercise this option and Lender shall cause Borrower to suffer no penalty as a result thereof, including a irrevocable waiver to seek any remedy which otherwise might be available at law or in equity.

Deferred or Partial Interest Payments or Principal Repayments are Cumulative. If the Borrower determines to make a Deferral or a Pro Rata Payment in accordance with the terms and conditions of this Note, the amounts remaining unpaid shall accrue and continue to be a liability of the Borrower (the “Accrued Amounts”). In such case, all calculations under this Note which would be affected by such Deferral or Pro Rata Payment shall be re-calculated to take into consideration each such Deferral or Pro Rata Payment and such re-calculations shall occur upon each subsequent Deferral or Pro Rata Payment. However, under no circumstances is Borrower liable to Lender to pay any interest on the Accrued Amounts.

No Redemption Right. The holder of the Note has no right to require the Borrower to redeem the Note. The Borrower, however, in its sole discretion and subject to receipt of any and all required regulatory approvals, may redeem without penalty the Notes as a whole or at any time or in part from time to time upon payment of the outstanding Principal Amount and any Accrued Amount.

Debt is Not an Insured Bank Deposit. Lender expressly acknowledges that repayment of principal and interest on the Principal Amount is not a deposit of First National Community Bank (hereinafter referred to as “FCNB”) covered by deposit insurance provided by the Federal Deposit Insurance Corporation.

Lender has no Secured Interest. Lender expressly acknowledges that the debt represented by this Note is not secured by any interest in personal or real property owned or under the control of Borrower or FNCB.

Junior to Senior Debt. This Note shall rank junior in right of payment to any of the Borrower’s senior indebtedness (“Senior Indebtedness”). Senior Indebtedness includes the principal of, premium, if any, interest thereon and any other payment pursuant to any of the following whether outstanding on the Issue Date or incurred by the Borrower in the future:

(1)

All indebtedness for borrowed money, including any indebtedness secured by a mortgage or other lien which is given to secure all or part of the purchase price of a property subject to the mortgage or lien, whether given to the vendor of that property or to another lender;

(2)	All indebtedness evidenced by notes, debentures, bonds, or other similar instruments;
(3)	All lease obligations which are capitalized on the books of the Borrower in accordance with generally accepted accounting principles;
(4)

All indebtedness of others of the kinds described in (1) and (2) above and all lease obligations of others of the kind described in (3) above that the Borrower may assume or guaranty or agree to purchase, whether such agreement is contingent or not; and

(5)	All renewals, extensions or refundings of indebtedness of the kinds described in (1), (2) or (4) above and all renewals or extensions of leases of the kinds described in (3) or (4) above,

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guaranty relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Borrower’s subordinated debt, including this Note.

Junior to Assets of Subsidiaries. Because the Borrower is a holding company, the claims of the Borrower’s subsidiaries, including FNCB, will have a priority over the Borrower’s equity rights and the rights of the Borrower’s creditors, including the holder this Note, to participate in the assets of the Borrower’s subsidiaries upon a subsidiary’s liquidation. Therefore, the FDIC, depositors and secured and unsecured creditors of FNCB will have a priority over the holder of this Note with respect to the assets of FNCB.

Senior to Junior Note Holders. Under the terms of a Trust Indenture between the Borrower and Wilmington Trust Company, as Trustee for the issuance of Junior Subordinated Notes dated December 14, 2006, the Notes will be senior to the holders of the Junior Subordinated Notes.

Senior to General Unsecured Creditors. In the event of dissolution and winding up, the holder of this Note shall be entitled to payment of interest and principal on the Principal Amount from funds legally available therefor, if any, before Borrower shall make payments to other general unsecured creditors. However, the holder of this Note shall have the status of an unsecured creditor of the Borrower and there may be insufficient funds legally available to repay the all the interest and principal due on the Notes.

Notes are Not Convertible. This Note is not convertible into any other security of the Borrower.

Issuance of Additional Debt.Nothing in this Note shall act to prohibit, limit or impede the Borrower from issuing additional debt of the Borrower having the same rank as this Note or which may be senior or junior in rank to this Note.

No Trust Indenture and Independent Trustee. The transactions involving the issuance of this Note are exempt from the provisions of the Trust Indenture Act of 1939. Lender expressly acknowledges that neither the Lender nor the debt of the Borrower represented by this Note is subject to a trust indenture with an independent trustee.

Debt is Unrated. Lender expressly acknowledges that the debt represented by this Note has not been rated by a nationally recognized statistical rating organization.

Debt will not be listed. Lender expressly acknowledges that the debt represented by this Note will not be listed on a national securities exchange.

Paying Agent. The Borrower shall act as its own paying agent for all Interest Payments and Principal Repayments.

Place of Payment. All Interest Payments and Principal Repayments due hereunder will be paid by either (1) a check drawn on the Borrower’s account at FNCB, Dunmore, PA and mailed by first class mail to the address shown above or (2) at the direction of the Lender, a direct deposit made into a bank account designated in writing by the Lender at FNCB, Dunmore, PA.

No Remedies Upon Default. In the event of default, the Lender shall have no right to any special remedy and a default will not result in any lien being placed against the property of the Borrower or FNCB.

No Acceleration of Debt. Lender has no right to accelerate repayment of the Principal Amount or any interest due thereon, including but not limited to, a failure by the Borrower to make any payment due under the terms of this Note, breach by the Borrower of any term or condition of this Note, Borrower filing for relief under the United States Bankruptcy Code or Borrower or FNCB suffering an involuntary petition in bankruptcy or receivership

Modification. No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note. The Note may be transferred only in registered form and in accordance with applicable federal and state securities laws. In order to change the registration of the Note on the books of the Borrower, the transferor and transferee of the Note must provide such evidence as shall be requested by the Borrower before the Borrower will effect a change in registration. No change in the registered form of the Note shall be effective until the day after the next Interest Payment date which occurs after a request for change in registered form has been received by the Borrower. The Borrower agrees to remain bound by the terms of the Note subsequent to any transfer, and agrees that the terms of the Note may be fully enforced by any subsequent holder of the Note.

Restriction on Transfer under Federal Securities Laws. Notwithstanding any provision to the contrary, a transfer of a Note by the original purchaser of the Note is subject to the restrictions set forth in Rule 502(d) of SEC Regulation D as well as the following legend requirement:

These securities have been sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”) and Rule 506 of SEC Regulation D, and are deemed to be ‘restricted securities’ and subject to the holding provisions of SEC Rule 144. These securities cannot be transferred absent a registration statement for the securities having been declared effective under Section 5 of the 1933 Act or receipt by the issuer of an opinion of counsel that an exemption from registration is available for the transfer.

Corporate Capacity. If the Lender is not an individual, the Lender represents and warrants to the Borrower that:

a.

It is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of organization and has made all governmental filings to conduct business in those jurisdictions wherever it conducts business;

b.

It (i) has full corporate power, right and authority to execute, deliver and perform this Note Agreement and (ii) possesses the requisite authority, power, licenses, permits, registrations, and franchises to engage in the transactions contemplated by the Note;

c.

The execution, delivery and performance of the Note Agreement will not (i) violate any provision in the Lender’s articles of incorporation or bylaws or other organizing documents, (ii) conflict with or violate any legal requirement to which the Lender or its assets are subject or bound, (iii) constitute a breach or default of any agreement to which the Lender is a party or has an interest; and

d.	When executed and delivered to the Borrower, the Note will be valid and binding upon the Lender and enforceable against the Lender in accordance with its terms.

Assignment. This Note may be assigned by the Borrower without the prior written consent of the Lender. This Note may not be assigned by the Lender without the prior written consent of the Borrower.

Amendment. Nothing in this Note shall prevent the Lender and Borrower from amending this Note provided that any amendment to this Note must be in writing and signed by the Borrower and the Lender.

Entire Agreement. This Note, as it may be amended from time to time, constitutes the entire agreement between Lender and the Borrower.

Binding Effect. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective representatives, heirs, successors and permitted assigns.

Waiver. No delay on the part of the Borrower or Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of the part of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the Borrower or Lender otherwise may have at law or in equity except as may have been waived herein.

Construction. The division of the Note into sections, clauses, paragraphs or subdivisions and the insertion of headings are for convenience only and shall not affect the construction or interpretation of this Note. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Validity. In the event that any provision of the Note shall be held to be invalid as a violation of law or is otherwise declared unenforceable, the remainder of the Note with such provision omitted shall remain in full force and effect.

Choice of Law. This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to its conflict of law rules. With respect to any claim or cause of action arising from the Note, Lender irrevocably submits to the jurisdiction of the Court of Common Pleas of Lackawanna County, Pennsylvania, irrevocable waives objection to the laying of venue of such claim or cause of action brought in such court, irrevocably waives any claim that any such claim or cause of action brought in such court has been brought in an inconvenient forum, irrevocably waives the right to object, with respect to such claim or cause of action brought in such court that the court does not have jurisdiction over such party, irrevocably agrees that service of process sufficient to confer personal jurisdiction in any such action may be made by any party on the other by courier service, with a copy by regular mail, with service to be made to the addresses set forth in the books and records of the Borrower above, and irrevocably waives any objection which such party may have to such service of process in any such action.

This Note is intended to meet the criteria for qualification of outstanding principal as Tier 2 capital under the regulatory guidelines of the Federal Reserve. The terms shall be interpreted in a manner to satisfy such criteria.

Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Company on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Company his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein by each holder of claims or indebtedness to which this Note is subordinate, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.  Payment of interest and principal on the Notes is senior to the payment of dividends or amounts paid in liquidation on any class of capital stock of the Company.

IN WITNESS WHEREOF, Borrower and Lender, acknowledging receipt of good and valuable consideration and intending to be legally bound, hereto have caused this Note to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Note, duly authorized by all necessary and appropriate corporate action to execute this Agreement.

FIRST NATIONAL COMMUNITY BANCORP, INC., Borrower

By: ______________________________________
Print Name: ________________________________
Title: _____________________________________
Attest: ____________________________________
, Corporate Secretary
________________________________, Lender
By: ______________________________________
Print Name: _______________________________
Title: _____________________________________
Witness: __________________________________